INDEX TO EXHIBITS

(1)               Agreement and Declaration of Trust*

(2)               Bylaws*

(3)               Inapplicable

(4)               Inapplicable

(5)(i) Advisory Agreement for the Large Cap Value Fund, the Small Cap Value Fund and the Balanced Fund*

   (ii)           Form of Advisory Agreement for the International Value
                  Fund*

   (iii)          Form of Sub-Advisory Agreement for the International
                  Value Fund*

(6)               Underwriting Agreement*

(7)               Directors Deferred Compensation Plan*

(8)(i)            Custody Agreement*

(9)(i)            Administration Agreement*

   (ii)           Accounting Services Agreement*

   (iii)          Transfer, Dividend Disbursing, Shareholder
                  Service and Plan Agency Agreement*

(10)              Opinion and Consent of Counsel*

(11)              Consent of Independent Auditors

(12)              Inapplicable

(13)              Agreement Relating to Initial Capital*

(14)              Inapplicable

(15)(i)           Plan of Distribution Pursuant to Rule 12b-1 for Class A
                  Shares*

    (ii)          Plan of Distribution Pursuant to Rule 12b-1 for Class C
                  Shares*

(16)              Inapplicable



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(17)(i)           Financial Data Schedule for Large Cap Value Fund*

    (ii)          Financial Data Schedule for Small Cap Value Fund*

    (iii)         Financial Data Schedule for Balanced Fund*

(18)              Rule 18f-3 Multi-Class Plan*

----------------------------

*        Incorporated by reference to the Trust's Registration
         Statement on Form N-1A.



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